UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

VIASYSTEMS GROUP, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification No.)

101 South Hanley Road, Suite 400 St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
(314) 727-2087
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, the board of directors (the “Board”) of Viasystems Group, Inc. (the “Company”) accepted the resignation of Philip Raygorodetsky from the Board.  Mr. Raygorodetsky did not resign because of a disagreement with the Company.  At the same time, the Board appointed Peter Frank to fill the vacancy created by Mr. Raygordetsky’s resignation.  Mr. Frank was appointed at the request of VG Holdings, LLC (“VG Holdings”) pursuant to the Stockholder Agreement, dated February 11, 2010, by and among the Company and VG Holdings, which provides VG Holdings with the right to designate a replacement board member if any of its designees resign from the Board.

The following is the biographical information regarding Mr. Frank:

Peter Frank, 62, joined GSC Group in 2001. From 2005 until 2008, he served as the Senior Operating Executive for GSC Group’s Recovery funds. Since 2009 he has served as President of GSC Group.  In addition, Mr. Frank is a member of the investment committees for GSC Recovery Funds, GSC European Corporate Debt and GSC European Mezzanine funds. Prior to 2001, Mr. Frank was the CEO of Ten Hoeve Bros., Inc. and was an investment banker at Goldman, Sachs & Co.  He is Chairman of the Board of Scovill Fasteners, Inc., Worldtex, Inc., and a director of Color Spot Nurseries, Inc.  Mr. Frank graduated from the University of Michigan with a B.S.E.E. degree and from the Harvard Graduate School of Business Administration, with a M.B.A. degree.

Item 8.01.  Other Events.

On April 15, 2010, the Company issued a press release announcing Mr. Frank’s appointment to the Board and the date of its annual meeting.  A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Viasystems Group, Inc. dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.
Date: April 15, 2010	By: /s/ Gerald G. Sax
Name: Gerald G. Sax Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                           Description of Exhibit
99.1                                           Press Release of Viasystems Group, Inc. dated April 15, 2010